UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2010
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets.

Tre Kronor Media AB

Bark Group Inc. (“Bark Group” or the “Company” or “we”) completed the acquisition of all of the issued and outstanding shares of Tre Kronor Media AB, a Swedish media company (“Tre Kronor”) on May 4, 2010. The acquisition was completed further to a share purchase agreement dated April 9, 2010 entered into between Bark Group and each of the shareholders of Tre Kronor. Closing of the acquisition was delayed in part due to the difficulty in delivering share certificates and other documentation resulting from restricted air travel within Europe as a result of the Icelandic volcano eruption.

Bark has issued an aggregate of 35,000,000 shares of common stock to the shareholders of Tre Kronor, pro rata with their respective ownership interests in Tre Kronor, to complete the acquisition. Additional principal terms of the Tre Kronor are summarized as follows:

all shares issued to the Tre Kronor shareholders will be subject to a three year lock-up period calculated from the date of closing of the acquisition (the “Completion Date”), however such lock-up period will in no event extend beyond June 30, 2013, during which period each shareholder will be restricted from selling or transferring the Bark shares except as expressly provided in the Share Purchase Agreement. Further, after three years, any sales must not exceed 10% of the daily registered turnover of Bark’s common stock on the OTCBB, notwithstanding the above lock-up agreement, three of the shareholders, including Niclas Froberg and Carl Johan Grandinson, will be permitted to sell in each year a portion of their shares provided that (i) the total accumulated aggregate sales price does not exceed SEK 3,000,000, and (ii) the transfers do not exceed 10% of the daily registered turnover of Bark’s common stock on the OTCBB, however in 2010 the shareholders may only make sales following six months from the Completion Date, in 2010 only, Niclas Froberg, one of the principal shareholders, will replace a portion of his shares against a cash payment from the Company in the aggregate amount of SEK 3,000,000 to be paid as follows (i) SEK 750,000 in May 2010, and (ii) SEK 750,000 in June 2010, and (iii) SEK 1,500,000 in July 2010. The replacement of the shares will be based on the valuation on the date of payment, in the event that we do raise share capital injections or external financing via convertible notes before 31 December 2010 in the minimum amount of $3,000,000, the Tre Kronor shareholders will have the right to re-acquire all of the issued and outstanding shares of Tre Kronor from us by (i) delivering written notice by 15 January 2011 and returning to us all consideration issued to such shareholders within 30 days of such notice, including the cash value of any shares that may have been sold by the Tre Kronor shareholders, we have also agreed to issue up to an additional 6,000,000 shares of our common stock based on Tre Kronor achieving certain “Earnings Before Tax” (“EBT”), as determined in accordance with the agreement, thresholds for the accounting years 2010 to 2012:

o	EBT being more than SEK 2 million for 2010; issuance of additional 2,000,000 Bark shares

o	EBT being more than SEK 3 million for 2011; issuance of additional 2,000,000 Bark shares

o	EBT being more than SEK 4 million for 2012; issuance of additional 2,000,000 Bark shares,

as an alternative to the above, the Tre Kronor shareholders will receive 4,000,000 shares if the accumulated EBT for 2010 and 2011 is more than SEK 5 million, or 6,000,000 shares if the accumulated EBT for 2010, 2011 and 2012 is more than SEK 9 million,

Niclas Froberg will remain chief executive officer of Tre Kronor and Carl Johan Grandinson will remain as chief operative officer of Tre Kronor. Mr. Froberg will be appointed as a member of the board of directors of Bark Corporation. Mr. Froberg and Mr. Grandinson will be members of the executive management of Bark Corporation A/S. Further Mr. Froberg and Mr. Grandinson shall be chief executive officer and chief operative officer, respectively, for the management of our international media division. Mr. Froberg’s and Mr. Grandinson’s main focus will be to establish a Stockholm office for Bark and the integration of Tre Kronor with our current existing business. Mr. Froberg and Mr. Grandinson will be responsible for the roll-out, consolidation and the result of our media companies in Europe and Scandinavia. Each will enter into employment agreements setting forth their duties and responsibilities.

Description of Business of Tre Kronor

Tre Kronor Media is a Swedish media and advertising business founded September 2007 by Niclas Froberg (former Nordic CEO for MindShare and owner of MindShare Sweden), Carl Johan Grandinson and Jacob de Geer (co-founders of Tradedoubler). Bark Group will operate Tre Kronor Media as Bark Stockholm following completion of the acquisition. Tre Kronor Media is a result based advertising agency that works hand in hand with clients to determine their requirement needs. To get the most efficient value for their media investment they coordinate and negotiate with different suppliers and collaborative business partners online as well as offline. Tre Kronor Media has staff of 10 people who are employed at its offices at Sveavägen 17 in Stockholm where they handle media and advertising campaigns in Sweden for more than 30 Swedish national and international clients. Tre Kronor Media has received awards for “Agency of the Year” and “Media Agency of the Year” in Sweden in 2010.

Bark Group believes that Tre Kronor Media's business model of performance-based marketing is consistent with Bark's strategy of acquiring professional, profitable and innovative multi-platform media companies. Bark Group’s objective is to expand its presence globally following targeted acquisitions of small media businesses with high profile and top creative staff.

Principals of Tre Kronor

Mr. Niclas Froberg and Mr. Carl Johan Grandinson will each hold management positions within the Bark Group group of companies, as described below.

Niclas Froberg

Niclas Froberg will remain chief executive officer of Tre Kronor Media, now Bark Stockholm. Mr. Froberg will be appointed as a member of the board of directors of Bark Corporation A/S. Mr. Froberg will be a member of the executive management of Bark Corporation A/S. Mr. Froberg will be chief executive officer for the management of Bark’s international media division.

Mr. Froberg’s business experience includes:

  2007: Founded United Media Nations (a part of Tre Kronor Media)

  2005: Board member of the Swedish Council of Media Agencies

  2002: Chairman of the Swedish Sponsorship and Event Association

  1999-2006: Nordic CEO and owner of Mindshare

  1995: CEO and owner of Scandinavian Media Consulting

Mr. Froberg has a Bachelor’s Degree of Economics and Marketing, Stockholm University.

Carl Johan Grandinson

Carl Johan Grandinson will remain as chief operative officer of Tre Kronor Media, now Bark Stockholm. Mr. Grandinson will be a member of the executive management of Bark Corporation. Further, Mr. Grandinson shall be chief operative officer, respectively, for the management of Bark Group’s international media division.

Mr. Grandinson’s business experience includes:

  2007: Founded United Media Nations (a part of Tre Kronor Media)

  2006: Regional Director of TradeDoubler Group, North and South Europe

  2004: Managing Director of TradeDoubler Sweden

  2001: Managing Director of TradeDoubler France

  2000: Launched TradeDoubler within ten different countries

  1999: TradeDoubler Start-up team/ Owner

Mr. Grandinson holds a Masters of Science in Mechanical Engineering, Royal Institute of Technology; Marketing, Stockholm School of Economics.

Item 3.02           Unregistered Sales of Equity Securities.

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933, as amended (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

Tre Kronor Media

We completed the issuance of an aggregate of 35,000,000 shares of our common stock in connection with our acquisition of Tre Kronor Media, as described under Item 2.01 of this Current Report on Form 8-K. We relied on Rule 903 of Regulation S of the Act in completing the issuance of these shares based on the fact that none of the shareholders of Tre Kronor Media are “U.S. Persons” and all offers in connection with the acquisition of Tre Kronor Media were made outside of the United States. All certificates representing the shares were endorsed with restrictive legends under the Act.

Item 9.01           Financial Statements and Exhibits.

Financial Statements

We will file the financial statements for Tre Kronor Media required by Item 9.01 of Form 8-K by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Form 8-K.

Exhibits

Number	Document

10.1

Share Purchase Agreement dated April 9, 2010 between Bark Group Inc., Niclas Froberg, Carl Johan Grandinson, Jacob De Geer, Filip Scheja, Malin Johansson, Linda Kokovic and Anna Helena Sverkersdotter Westin.(1)

(1)	Previously filed as an exhibit to our current report on Form 8-K filed with the SEC on April 15, 2010

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP, INC.

Date: May 10, 2010	By: /s/ Bent Helvang

Name: Bent Helvang
Title: Chairman & Secretary